EXHIBIT 1.1
          Corporate Communications Department
          World Headquarters
          Courthouse Plaza Northeast
          Dayton, Ohio 45463
          513-495-6323

               MEAD REPORTS YEAR-END AND FOURTH-QUARTER RESULTS

                    DAYTON, Ohio.  January 23, 1997--The Mead
          Corporation today reported full-year net earnings of $195.3 million, or $3.67 per share, compared to $350.0 million, or $6.33 per share, in 1995. Net sales for the year were $4.71 billion compared to $5.18 billion in 1995. While sales volume for many products was ahead of last year, overall sales and earnings declined on sub-stantially lower prices for pulp, paper and containerboard.

                    "While 1996 was a difficult year in the market, it was a solid year for Mead," said Steven C. Mason, chairman and chief executive officer. "It was our third best year ever in earnings per share from continuing operations. We significantly strengthened our positions in coated paper and corrugating medium with major growth projects. We also advanced our company-wide productivity initiative, resulting in a compounded productivity in-crease of 12 percent over the past five years."

                    For the fourth quarter of 1996, net earnings were $29.2 million, or 55 cents per share. Comparable fourth quarter 1995 earnings from continuing operations were $74.1 million, or $1.37 per share. As reported, 1995 fourth quarter net earnings of $81.6 million, or $1.51 per share, included a net gain of $7.5 million, or 14 cents per share, resulting from adjustments related to the sale of Mead's electronic publishing business.
          Fourth quarter sales were $1.15 billion, compared to $1.14 billion in 1995.

                    Mason said that "demand in some product areas, such as coated paper and corrugating medium, is improv-ing. Other areas, such as carbonless and specialty papers, remain strong. Overall, however, market and price uncertainties remain."

                    He added that Mead has been pleased with the operation of the Rumford, Maine, mill, it acquired for $640 million in November from Boise Cascade.

                    "The integration of the Rumford mill into Mead's paper system is underway, and we are seeing evi-dence of increased sales volume through our broader distribution system," Mason said. "Mead has made much progress during the last five years. However, we are not satisfied and continue to aggressively seek out opportu-nities to improve our competitiveness in both strong and weak markets."

          Paper

                    Lower prices for coated paper led to lower earnings for the paper segment during the fourth quarter and the full year. The sales volume of coated, carbon-less, and specialty papers reached record levels for the year. Inventories of coated and uncoated paper peaked at mid-year and declined in the second half as demand strengthened, ending the year below where they began. Mead's specialty paper businesses improved in both sales and earnings for the year, with the Specialty Paper Division achieving exceptionally strong results. During the quarter, all of the segment's mills operated well, and Publishing Paper and Fine Paper shipments were espe-cially strong.

          Packing and Paperboard

                    Sales and earnings for the segment declined for the full year and the quarter on sharply lower corrugat-ing medium prices, negatively affecting the Containerboard Division. The new Stevenson machine ran above its rated capacity during the quarter, producing 64,000 tons of medium. The division also sold a record volume of medium from its other machine.

                    While coated board shipments were down slightly for the year, 1996 earnings for the Coated Board system improved on a modest increase in beverage packaging prices, more efficient converting operations, strong results in wood products, and cost reductions and higher operating efficiencies at the Mahrt mill in Alabama. Packaging sales growth for the full year was stronger in North America and Latin America. For the quarter, Coated Board sales were unchanged from the prior year period, while earnings were down. Overall Packaging sales im-proved for the fourth quarter and earnings were up slightly.

          Distribution and School and Office Products

                    Overall, when compared with 1995, segment performance improved in the fourth quarter, but declined for the year. The School and Office Products Division concluded a very strong year. It achieved an increase in sales volume of its value-added school products for the year and recorded a strong operating performance. The division experienced a normal seasonal loss during the quarter following an excellent back to school season.

                    Zellerbach's sales in 1996 were below last year's as a result of lower prices for paper and reduced volume in its three business units. The division contin-ued to improve its operating processes. Zellerbach's operating margin rates improved over the prior year. Sales continued to be weak during the fourth quarter.

          Northwood Investees

                    While full-year earnings declined for Mead's jointly owned Northwood companies, demand for pulp strengthened in the second half as prices firmed and Northwood returned to profitability following two nega-tive quarters. For the year, lower average pulp prices were offset somewhat by higher prices for wood products and lower purchased wood fiber costs. Northwood took
          15.5 days of maintenance and holiday-related downtime during the quarter.

          Other

                    Mead repurchased 168,000 outstanding shares during the quarter. The company has now repurchased two million shares under its continuing five million share authorization of April, 1995.

                    Following the acquisition of the Rumford mill, Mead's total-debt-to-total-capital ratio stands at just under 36 percent, well within the company's stated objec-tives.

                    The Mead Corporation produces coated papers for periodicals, catalogs, books, and commercial printing; carbonless copy paper; uncoated and specialty papers; and pulp and wood products. In the packaging and paperboard sector, the company produces coated paperboard; beverage and food packaging; and corrugating medium and cartons. Mead is a major supplier of value-added school and office products. Mead's Zellerbach division delivers products and services for printing, packaging and industrial supply markets.


                           STATEMENTS OF EARNINGS
                (All dollar amounts in millions, except EPS)

                                Fourth Quarter
                                     Ended          Full Year Ended
                              ------------------   ----------------
                              Dec. 31,  Dec. 31,   Dec. 31,   Dec. 31
                                1996      1995       1996      1995

      Net sales               $1,149.7  $1,144.0  $4,706.5  $5,179.4
      Cost of products sold      945.2     901.8   3,803.9   4,104.0
                              --------  --------  --------  --------
      Gross profit               204.5     242.2     902.6   1,075.4
      Selling & administrative
            expenses             147.6     132.5     564.0     552.0
                              --------  --------  --------  --------
      Earnings from operations    56.9     109.7     338.6     523.4
      Other revenues               2.2       6.8      13.7      33.7
      Interest & debt expense    (17.4)    (15.9)    (57.7)    (69.4)
                              --------  --------  --------  --------
        Earnings from continuing
        operations before income
        taxes                     41.7     100.6     294.6     487.7
      Income Taxes                16.3      36.0     109.0     184.2
                              --------  --------  --------  --------
      Earnings from continuing
       operations before
       equity in net earnings
       of investees               25.4      64.6     185.6     303.5

      Equity in net earnings
       of investees                3.8       9.5       4.3      39.0
                              --------  --------  --------  --------
         Earnings from continuing
         operations               29.2      74.1     189.9     342.5
      Discontinued operations                7.5       5.4       7.5
                              --------  --------  --------  --------
         Net earnings         $   29.2  $   81.6  $  195.3  $  350.0

      Per common & common
         equivalent share:
      Earnings from continuing
         operations           $   .55   $   1.37  $  3.57   $   6.19
      Discontinued operations                .14      .10        .14
                              --------  --------  --------  --------
        Net earnings          $   .55   $   1.51  $  3.67   $   6.33
      Cash dividends per
         common share         $   .30   $    .28  $  1.18   $   1.09
      Average common &
         common equivalent
         shares outstanding
         (millions)             53.0       54.2     53.2       55.3


                               BALANCE SHEETS
                      (All dollar amounts in millions)

                                         Dec. 31,        Dec. 31,
                                           1996             1995
                                        ---------      ----------
      Current assets:
      Cash and cash equivalents         $    20.6      $    292.6
      Accounts receivable                   578.2           585.7
      Inventories                           509.3           410.5
      Other current assets                   81.2            78.5
                                        ---------      ----------
         Total current assets             1,189.3         1,367.3

      Investments and other assets:
      Investees                             154.9           141.0
      Other assets                          521.3           500.4
                                        ---------      ----------
                                            676.2           641.4
      Property, plant and equipment
           - net                          3,120.4         2,364.1
                                        ---------      ----------
         Total assets                    $4,985.9        $4,372.8

      Current liabilities:
      Accounts payable                  $   358.9       $   380.5
      Accrued liabilities                   383.7           368.3
      Current maturities of
       longterm debt                         15.1            73.0
       Total current liabilities            757.7           821.8

      Long-term debt                      1,239.7           694.8

      Commitments and contingent
      liabilities
      Deferred items                        742.1           696.0
      Shareowners' equity:
      Common shares                         155.5           157.8
      Additional paid-in capital             13.2
      Foreign currency translation
      adjustment                             (2.4)            (.8)
      Retained earnings                   2,080.1         2,003.2
                                        ---------      ----------
                                          2,246.4         2,160.2
                                        ---------      ----------
      Total liabilities and
       shareowners' equity               $4,985.9        $4,372.8


                          STATEMENTS OF CASH FLOWS
                      (All dollar amounts in millions)

                                                  Year Ended
                                           Dec. 31,        Dec. 31,
                                              1996            1995
                                           --------       ---------
      Cash flows from operating
       activities:
         Net earnings                       $195.3         $350.0
         Adjustments to reconcile net
           earnings to net cash
           provided by operating
           activities:
          Depreciation, amortization
           and depletion of property,
           plant and equipment               203.0          190.7
          Depreciation and amortization
           of other assets                    47.4           46.0
          Deferred income taxes               54.2           89.1
          Investees-earnings and
           dividends                           7.1        (  29.5)
          Discontinued operations          (   5.4)      (    7.5)
          Other                             ( 16.2)       (  65.1)
      Change in assets and liabilities,
       excluding effects of
       acquisitions and dispositions:
        Accounts receivable                   49.0           20.9
        Inventories                         ( 25.8)       (  52.7)
        Other current assets                   6.6        (  23.4)
        Accounts payable and accrued
         liabilities                        ( 49.2)        (325.8)
      Cash (used in) discontinued
       operations                           ( 40.5)       (   5.8)
       Net cash provided by operating
        activities                           425.5          186.9

      Cash flows from investing
       activities:
        Capital expenditures                (433.4)        (263.0)
        Additions to equipment rented to
        others                              ( 40.6)       (  56.0)
        Payments for acquired businesses    (640.4)
        Proceeds from sale of businesses      19.6           39.8
        Restricted funds                                    461.0
        Other                                 19.2           20.1

         Net cash proved by (used
         in) investing activities         (1,075.6)         201.9
      Cash flows from financing
        activities:
         Additional borrowings               561.1            6.0
         Payments on borrowings             ( 75.5)        (213.5)
         Cash dividends paid                ( 61.9)       (  59.6)
         Common shares issued                 14.3           41.6
         Common shares purchased            ( 59.9)        (354.7)

         Net cash provided by
          (used in) financing
          activities                         378.1         (580.2)
      Decrease in cash & cash
       equivalents                          (272.0)        (191.4)
      Cash & cash equivalents
       at beginning of year                  292.6          484.0

      Cash & cash equivalents
       at end of year                      $  20.6         $292.6


                    SALES AND EARNINGS SEGMENT REPORTING
                      (All dollar amounts in millions)

                                 Fourth Qtr. Ended   Full Year Ended
                                 -----------------   ---------------
                                   Dec.     Dec.      Dec.    Dec.
                                   31,      31,       31,     31
                                   1996     1995      1996    1995

      Industry Segment Sales to
      Unaffiliated Customers:

      Paper                     $  375.7 $  278.3  $1,251.3 $1,243.3
      Packaging & Paperboard       325.7    347.8   1,371.4  1,428.8
      Dist. & School & Office      448.3    517.9   2,083.8  2,507.3

      TOTAL NET SALES           $1,149.7 $1,144.0  $4,706.5 $5,179.4


                                 Fourth Qtr. Ended   Full Year Ended

                                   Dec.     Dec.      Dec.    Dec.
                                   31,      31,       31,     31
                                   1996     1995      1996    1995

      Industry Segment Earnings
      from Operations:

      Paper                        $51.5   $ 88.0    $193.8   $330.8
      Packaging & Paperboard        20.2     37.5     138.6    184.9
      Dist. & School & Office        (.7) (   5.2)     69.3     77.3


                                   $71.0   $120.3    $401.7   $593.0

      Other revenues - corp.         2.7      8.3      10.7     25.9
      General corporate expense    (14.6) (  12.1)  (  60.1) (  61.8)
      Interest & debt expense      (17.4) (  15.9)  (  57.7) (  69.4)


      Total corporate & other      (29.3)  ( 19.7)   (107.1)  (105.3)

      EARNINGS FROM CONTINING
         OPERATIONS BEFORE
         INCOME TAXES              $41.7   $100.6    $294.6   $487.7


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